EXHIBIT 23D



                                Piper & Marbury
                                     L.L.P.

                              CHARLES CENTER SOUTH
                                                                   WASHINGTON
                            36 SOUTH CHARLES STREET
                                                                    NEW YORK
                                                                  PHILADELPHIA
                         Baltimore, Maryland 21205-3018
                                                                     EASTON
                                  410-530-2530
                               FAX: 410-820-0459


                                                                     LONDON


                                                                    May 31, 1995


The Sparks State Bank
14804 York Road
Sparks, Maryland 21152

        Re: U.S. INCOME TAX STATUS OF THE AFFILIATION AND SHARE EXCHANGE

Gentlemen:


    We have prepared an opinion relating to certain federal income tax matters (the "Tax Opinion") to be delivered to you pursuant to Section 1.12(d) of that certain Agreement and Plan of Affiliation and Share Exchange dated December 15, 1994 (the "Affiliation Agreement"), by and between The Sparks State Bank, a commercial bank organized under Title 3 of the Financial Institutions Article of the Annotated Code of Maryland ("Sparks"), and Mercantile Bankshares Corporation, a corporation organized under the Maryland General Corporation Law ("Mercshares"). In connection with the proposed transaction provided for in the Affiliation Agreement, a Registration Statement on Form S-4 (the "Registration Statement"), containing a proxy statement of Sparks and a prospectus of Mercshares, will be filed with the Securities and Exchange Commission (the "Commission"). It is intended that the form of the Tax Opinion be filed as an exhibit to the Registration Statement.


    We hereby consent to the filing of the form of the Tax Opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Certain Federal Income Tax Consequences" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                          Very truly yours,


                                          /s/  PIPER & MARBURY, L.L.P.